UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 20, 2009
NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 268-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On July 20, 2009, the Board of Directors of Novavax, Inc. (the “Company”) appointed John J. Trizzino as its Senior Vice President, International and Government Alliances. Pursuant to an employment agreement (the “Agreement”) between the Company and Mr. Trizzino dated as of July 16, 2009, Mr. Trizzino will receive an annual compensation of $285,000. Mr. Trizzino will participate in the Company’s bonus program and is eligible for a target bonus of 40% of his base salary per year. On the date of the Agreement, the Company granted Mr. Trizzino options to acquire 220,000 shares of common stock of the Company, which vest over three years. Mr. Trizzino is entitled to participate in the Company’s Amended and Restated Change in Control Benefits Plan, which provides that he receive twelve months severance in the event that the executive is terminated in connection with a change in control of the Company.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibits	Description

99.1	Press Release regarding John Trizzino dated July 21, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

Novavax, Inc. (Registrant)
July 21, 2009	By:
		Name:	/s/ Rahul Singhvi
		Title:	President & CEO